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EXHIBIT 23.2.ii

The Board of Directors
SBS Technologies, Inc.:

We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.


                                /s/ KPMG Deutsche Treuhand-Gesellschaft AG

Munich, Germany
December 11, 1998